Exhibit 10.2

Execution Version

COMMITMENT INCREASE AND FIRST AMENDMENT TO CREDIT AGREEMENT

THIS COMMITMENT INCREASE AND FIRST AMENDMENT TO CREDIT AGREEMENT dated as of September 15, 2016 (this “Agreement”), by and among the institutions set forth on Schedule 1 hereto (each an “Incremental Lender” and, collectively, the “Incremental Lenders”), WESTERN REFINING LOGISTICS, LP, a Delaware limited partnership (the “Borrower”), the other Loan Parties party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”) and an L/C Issuer.

RECITALS:

WHEREAS, reference is hereby made to that certain Credit Agreement, dated as of October 16, 2013, by and among the Borrower, each lender from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and an L/C Issuer (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used and not otherwise defined herein being used herein as therein defined);

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may increase the existing Aggregate Commitments (such increased Commitments, the “Incremental Commitments”) by entering into one or more increase agreements with new Lenders or existing Lenders;

WHEREAS, the Borrower has requested and the Administrative Agent, the L/C Issuer and the Lenders party hereto have agreed, to increase the existing Aggregate Commitments as provided for herein; and

WHEREAS, the Borrower has requested, and the Required Lenders party hereto have agreed, to make certain amendments to the Credit Agreement, each as provided for herein.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. Incremental Commitments.

(a) Each Incremental Lender party hereto hereby agrees to commit to provide its respective Incremental Commitment as set forth on Schedule 1 annexed hereto, on the terms and subject to the conditions set forth below.

(b) On the Effective Date (as defined below), (i) each of the existing Lenders that is not an Incremental Lender shall be deemed to assign to each of the Incremental Lenders (including those that are existing Lenders), and each of the Incremental Lenders shall be deemed to purchase from each of the applicable existing Lenders, for, in the case of Loans, L/C Advances and Swingline Loans funded by the existing Lenders (other than, in the case of Swingline Loans, the Swingline Lender), the principal amount thereof, and, in the case of unfunded participations of the existing Lenders in Letters of Credit and Swingline Loans, no consideration, such interests in the outstanding Loans and participations in Letters of Credit and Swingline Loans outstanding on the Effective Date that will result in, after giving effect to all such deemed assignments and purchases, such Loans and participations in Letters of Credit and Swingline Loans being held by all Lenders ratably in accordance with their Commitments after giving effect to the addition of the Incremental Commitments to the Aggregate Commitments, (ii) each Incremental Commitment shall be deemed for all purposes a Commitment and each Loan made thereunder shall be deemed, for all purposes, a Loan and have the same terms (other than upfront fees paid to the Incremental Lenders) as the existing Commitments and Loans and (iii) each Incremental Lender (that is not an existing Lender) shall become a Lender with respect to the Commitments and all matters relating thereto.

(c) Each Incremental Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or agent thereunder and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

(d) For purposes of the Credit Agreement, the initial notice address of each Incremental Lender that is not an existing Lender shall be as set forth below its signature below.

(e) For each Incremental Lender that is not an existing Lender and is a Foreign Lender, delivered herewith to Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Incremental Lender may be required to deliver to Administrative Agent pursuant to Section 3.01(e) of the Credit Agreement.

(f) Immediately after the Effective Date, each Lender’s Commitments pursuant to the Credit Agreement shall be as set forth on Schedule 2 hereto.

SECTION 2. Amendments to Credit Agreement.

(a) Section 1.01 of the Credit Agreement is hereby amended as follows:

(i)	By inserting the following defined terms:

“Applicable Acquired Real Property” means, collectively, the Applicable Acquired Real Property (Re-Plat) and the Applicable Acquired Real Property (Legal Description).

“Applicable Acquired Real Property (Legal Description)” means the “Contributed Refinery Land” (as defined in the memorandum posted to the Lenders on or about the First Amendment Effective Date) that is not Applicable Acquired Real Property (Re-Plat).

“Applicable Acquired Real Property (Re-Plat)” means the “Contributed Refinery Land” (as defined in the memorandum posted to the Lenders on or about the First Amendment Effective Date) that is required to be re-platted to create stand-alone, legally conveyable lots under Minnesota law.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“First Amendment” shall mean that certain Commitment Increase and First Amendment to Credit Agreement, dated as of September 15, 2016, among the Borrower, the other Loan Parties party thereto, the Administrative Agent, the L/C Issuer and the Lenders party thereto.

“First Amendment Effective Date” shall mean September 15, 2016.

“Unrestricted Cash and Cash Equivalents” means all cash and Cash Equivalents of any Person that are not (a) restricted under GAAP or (b) required to be otherwise applied pursuant to the terms of any Indebtedness of such Person permitted hereunder.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(ii)	The definition of “Aggregate Commitments” is hereby amended by adding the following at the end thereof:

As of the First Amendment Effective Date, the Aggregate Commitments are $500,000,000.

(iii)	The definitions of “Material Acquisition” and “Material Disposition” which are defined in the definition of “Consolidated EBITDA” are hereby amended and restated in their entirety as follows:

“Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) (i) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes common stock of any Person or (ii) when acquired, would constitute material assets of the Borrower and its Restricted Subsidiaries and (b) involves consideration in excess of $10,000,000; and “Material Disposition” means any sale, transfer or other disposition of property or series of related sales, transfers or other dispositions of property that (a) (i) involves assets comprising all or substantially all of an operating unit of a business or involves common stock of any Person owned by the Borrower and the Restricted Subsidiaries or (ii) involves material assets of the Borrower and its Restricted Subsidiaries and (b) involves consideration in excess of $10,000,000.

(iv)	The definition of “Defaulting Lender” is hereby amended and restated in its entirety as follows:

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that, as determined by the Administrative Agent, (a) has failed to (i) fund any portion of the Loans, Swingline Loans or participations in L/C Obligations required to be funded by it hereunder, within three Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of the failure to satisfy one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing), or (ii) pay to the Administrative Agent, the Swingline Lender, any L/C Issuer, or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within three Business Days of the date due, (b) has notified the Borrower, the Administrative Agent or any Lender that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on the failure to satisfy a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement), (c) has failed, within three Business Days after written request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations hereunder, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

(v)	The definition of “Eurodollar Rate” is hereby amended by adding the following at the end thereof:

Notwithstanding anything to the contrary herein, if LIBOR as determined as set forth above shall be less than zero, LIBOR shall be deemed to be zero for the purposes of this Agreement.

(vi)	The definition of “Investment” is hereby amended and restated in its entirety as follows:

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person in another Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other Indebtedness of or Equity Interest in, another Person, (c) the purchase or other acquisition (in one transaction or a series of related transactions) of (i) all or any material portion of the assets of another Person or (ii) assets which when purchased or acquired, would constitute material assets of the Borrower and its Restricted Subsidiaries or (d) the contribution of assets or property to a Joint Venture or Unrestricted Subsidiary. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

(vii)	The definition of “Notes Offering” is hereby deleted in its entirety.

(b) Section 2.04(b) of the Credit Agreement is hereby amended by renumbering sub-section (iii) to be a new sub-section (iv) and adding a new sub-section (iii) as follows:

(iii) If at any time the aggregate amount of Unrestricted Cash and Cash Equivalents of the Borrower and its Subsidiaries exceeds $75,000,000 for a period of more than five consecutive Business Days, then the Borrower shall, within one Business Day, prepay its outstanding Loans and its outstanding Swingline Loans and reimburse any unpaid Unreimbursed Amounts in an aggregate amount equal to the lesser of (i) an amount sufficient to reduce the aggregate amount of Unrestricted Cash and Cash Equivalents of the Borrower and its Subsidiaries after such prepayment to an amount not exceeding $75,000,000 and (ii) an amount sufficient to prepay all of its outstanding Loans and its outstanding Swingline Loans and reimburse any unpaid Unreimbursed Amounts; provided that any Unrestricted Cash and Cash Equivalents anticipated in good faith by the Borrower to be used within 30 days of the applicable date of determination for Restricted Payments pursuant to Section 7.06(f) shall not count as Unrestricted Cash and Cash Equivalents for purposes of the calculation set forth above.

(c) The first sentence of Section 2.13(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

Provided there exists no Event of Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time, request an increase in the Aggregate Commitments by an amount (for all such requests) not exceeding $200,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $25,000,000 and (ii) the Borrower may make a maximum of four such requests; provided, further, that up to $150,000,000 of the increase in the Aggregate Commitments provided pursuant to the First Amendment shall not be counted against such $200,000,000 limit.

(d) Section 2.15(a)(iv) of the Credit Agreement is hereby amended by adding the following at the end thereof:

Subject to Section 10.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

(e) Section 5.08(a) of the Credit Agreement is hereby amended by adding the following immediately after the phrase “Material Adverse Effect”:

; provided that no Loan Party shall be required to record or file in public records any deed or other instrument of transfer with respect to (i) the Applicable Acquired Real Property (Legal Description) prior to the date that is sixty (60) days after the First Amendment Effective Date (or such longer period as permitted by the Administrative Agent in its sole discretion) and (ii) the Applicable Acquired Real Property (Re-Plat) prior to the date that is two hundred seventy (270) days after the First Amendment Effective Date (or such longer period as permitted by the Administrative Agent in its sole discretion) (it being understood that there shall be no requirement to record or file any deed or other instrument of transfer to the extent the applicable portion of the Applicable Acquired Real Property (Re-Plat) is not subdivided despite the Loan Parties’ commercially reasonable efforts to do so in accordance with Section 6.20).

(f) Section 6.12(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(c) To the extent the Borrower or any Restricted Subsidiary (other than any Excluded Subsidiary) acquires, or to the extent that any Restricted Subsidiary that is formed or acquired by a Relevant Party owns or leases at the time of such acquisition or formation, any owned or leased Real Property or Easements (in the case of leased Real Property, only if leased from the WNR Group) (other than Excluded Assets), that individually or collectively as part of a Pipeline System exceed a fair market value (as reasonably determined by the Borrower) of $2,500,000, subject to compliance with Section 6.18 hereof, within sixty (60) (or, in the case of the Applicable Acquired Real Property (Re-Plat), two hundred seventy (270)) days of such acquisition or formation (or such longer period as permitted by the Administrative Agent in its sole discretion), execute and deliver any and all instruments and documents necessary to grant Liens in such assets to the Administrative Agent for the benefit of the Secured Parties and take such other actions as the Administrative Agent may reasonably deem necessary or desirable in order to perfect, protect and preserve such Liens required herein. With respect to any such owned and leased Real Property or Easements, promptly upon request by the Administrative Agent, or the Required Lenders through the Administrative Agent, deliver such other information, instruments and documents (including, without limitation, opinions of counsel and in the case of Real Property other than Real Property relating to pipelines and related Easements, lenders title policies, surveys, zoning reports and existing engineering and environmental assessment reports) as the Administrative Agent (or its counsel) may reasonably request in connection with the satisfaction of the requirements set forth in this Section 6.12, each in scope, amount, form and substance reasonably satisfactory to the Administrative Agent; provided, that, for the avoidance of doubt, (i) prior to or substantially concurrently with the filing of any Collateral Documents pursuant to this Section 6.12(c) in respect of the Applicable Acquired Real Property, lien releases in connection with the acquisition of the Applicable Acquired Real Property shall be recorded with respect to such Applicable Acquired Real Property and (ii) there shall be no requirement to comply with this Section 6.12(c) (including with respect to lien releases) with respect to any portion of such Applicable Acquired Real Property (Re-Plat) to the extent the applicable portion of the Applicable Acquired Real Property (Re-Plat) is not subdivided despite the Loan Parties’ commercially reasonable efforts to do so in accordance with Section 6.20.

(g) Section 6.18 of the Credit Agreement is hereby amended and restated in its entirety as follows:

6.18 Flood Insurance Laws. To the extent any Mortgaged Property is subject to the provisions of the Flood Insurance Laws (as defined below), (a) (i) prior to the delivery of any Mortgage in favor of the Administrative Agent in connection therewith, and (ii) at any other time if necessary for compliance with applicable Flood Insurance Laws, provide the Administrative Agent with a standard flood hazard determination form for such Mortgaged Property (and the Administrative Agent may, upon request from any Lender, share any such standard flood hazard determination received with such Lender) and, to the extent reasonably requested by the Administrative Agent, such other information as may be reasonably necessary to confirm compliance with the Flood Insurance Laws and (b) if any building that forms a part of Mortgaged Property is located in an area designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such reasonable total amount as the Administrative Agent or any Lender may from time to time reasonably require, and otherwise to ensure compliance with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time (the “Flood Insurance Laws”). In addition, to the extent the Borrower and the Loan Parties fail to obtain or maintain satisfactory flood insurance required pursuant to the preceding sentence with respect to any Mortgaged Property, the Administrative Agent shall be permitted, in its sole discretion, to obtain forced placed insurance at the Borrower’s expense to ensure compliance with any applicable Flood Insurance Laws.

(h) A new Section 6.20 of the Credit Agreement is hereby inserted to read as follows:

6.20 Ownership of Applicable Acquired Real Property. Use commercially reasonable efforts to maintain the Loan Parties’ ownership of each parcel of Applicable Acquired Real Property until such time as both of the following are satisfied with respect to such parcel: (a) the applicable Loan Party is reflected as the owner of such Applicable Acquired Real Property in the relevant real property records and (b) the requirements of Section 6.12(c) are satisfied with respect thereto; provided that to the extent that, despite their commercially reasonable efforts, the Loan Parties are unable to subdivide any Applicable Acquired Real Property (Re-Plat) to obtain and maintain recordable ownership by the Loan Parties under applicable Law, the applicable Loan Parties may reconvey such Applicable Acquired Real Property (Re-Plat) to any member of the WNR Group (it being understood that any such reconveyance shall not constitute a Disposition for purposes of this Agreement or be subject to Section 7.08) so long as the applicable Loan Parties (i) maintain customary rights and access to such reconveyed property and (ii) use commercially reasonable efforts to either (1) prevent the WNR Group from encumbering such reconveyed property with Liens to secure Indebtedness for borrowed money or (2) cause the Person holding any such Liens securing Indebtedness for borrowed money to acknowledge pursuant to subordination and non-disturbance arrangements reasonably acceptable to the Administrative Agent the existence of the rights and access granted to the applicable Loan Parties in accordance with clause (i) above and the Liens of the Secured Parties therein granted under the Collateral Documents.

(i) The first paragraph of Section 7.03(g) of the Credit Agreement is hereby amended and restated in its entirety as follows:

the purchase or other acquisition of all of the Equity Interests in, or all or any material portion of the property of, any Person that, upon the consummation thereof, in the case of the purchase or other acquisition of all of the Equity Interests in such Person, will become a Loan Party (including as a result of a merger or consolidation) or the purchase or other acquisition of property or assets which when purchased or acquired, would constitute material assets of Borrower and its Restricted Subsidiaries; provided that, with respect to each purchase or other acquisition made pursuant to this Section 7.03(g):

(j) Section 7.11(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(b) Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio as of the end of any Measurement Period to be greater than 4.50 to 1.00; provided that, upon the consummation of a Material Permitted Acquisition and through the date that is the end of the second full fiscal quarter following such Material Permitted Acquisition (an “Increase Period”), upon written notice (an “Increase Notice”) by the Borrower to the Administrative Agent given on or prior to the date of such Material Permitted Acquisition, the maximum permitted Consolidated Total Leverage Ratio shall be automatically increased to 5.00 to 1.00 (the “Step-Up”) during such Increase Period; provided further that the Borrower shall have complied with this Section 7.11(b) (without giving effect to the Step-Up) for at least one full fiscal quarter before becoming entitled to send an additional Increase Notice.

(k) Section 7.11(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(c) Consolidated Senior Secured Leverage Ratio. Permit the Consolidated Senior Secured Leverage Ratio as of the end of any Measurement Period to be greater than 3.50 to 1.00.

(l) A new Section 7.20 of the Credit Agreement is hereby inserted to read as follows:

7.20 Liens on Applicable Acquired Real Property. In addition to the requirements of Section 7.01, create, incur, assume or suffer to exist any Lien on any Applicable Acquired Real Property (other than Liens permitted under (a) Section 7.01 that are created solely by operation of Law and (b) Section 7.01(f)) until both of the following are satisfied with respect to such Applicable Acquired Real Property: (A) the applicable Loan Party is reflected as the owner of such Applicable Acquired Real Property in the relevant real property records and (B) the requirements of Section 6.12(c) are satisfied with respect thereto (provided that this Section 7.20 shall not apply to any Applicable Real Property reconveyed in accordance with the proviso to Section 6.20).

(m) A new Section 10.21 of the Credit Agreement is hereby inserted to read as follows:

10.21. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

(n) Schedule 2.01 of the Credit Agreement is hereby replaced by Schedule 2 hereof.

(o) Schedule 2 to Exhibit C to the Credit Agreement is hereby replaced in its entirety by Schedule 3 hereof.

SECTION 3. Confirmation of Loan Documents. The Borrower hereby confirms and ratifies all of its obligations under the Loan Documents to which it is a party, including its obligations and the Liens granted by it under the Collateral Documents to which it is a party and confirms that all references in such Collateral Documents to the “Credit Agreement” (or words of similar import) refer to the Credit Agreement as amended and supplemented hereby without impairing any such obligations or Liens in any respect.

SECTION 4. Conditions to Effectiveness. The effectiveness of this Agreement and the obligations of the Incremental Lenders to make Loans under the Incremental Commitments hereunder are subject to the satisfaction or waiver of each of the following conditions (the date on which such conditions are satisfied or waived, the “Effective Date”):

(a) The Administrative Agent shall have received a counterpart of this Agreement, executed and delivered by the Borrower, Administrative Agent, the L/C Issuer, the Incremental Lenders and the Required Lenders.

(b) The Administrative Agent shall have received, on behalf of itself, the Lenders and the L/C Issuer on the Effective Date, a customary legal opinion of counsel to the Loan Parties except for Western Refining Pipeline, LLC, dated as of the Effective Date.

(c) The Administrative Agent shall have received a certificate of the Borrower, executed on behalf of the Borrower by a Responsible Officer, (i) certifying, as of the Effective Date, giving effect to amounts drawn or to be drawn under the Facility (as increased pursuant to this Agreement) as of the Effective Date, pro forma compliance with the financial covenants contained in Section 7.11 of the Credit Agreement as of the last day of the most recent fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 6.01(a) or (b) of the Credit Agreement, (ii) certifying that, before and after giving effect to the increase of the Aggregate Commitments, (1) the representations and warranties contained in Article V of the Credit Agreement and the other Loan Documents are true and correct in all material respects (except with respect to representations and warranties which are expressly qualified by materiality, which shall be true and correct in all respects) on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except with respect to representations and warranties which are expressly qualified by materiality, which shall be true and correct in all respects) as of such earlier date; provided that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement, and (2) no Event of Default exists and (iii) certifying as to the matters set forth in Section 4(i) below.

(d) Wells Fargo Securities, LLC, or an affiliate thereof, shall have received all fees due and payable under that certain engagement letter, dated as of September 9, 2016, by and between it and the Borrower.

(e) The Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced (two business days) prior to the Effective Date.

(f) The Administrative Agent shall have received with respect to the Borrower and each other Loan Party (i) certificates of good standing as of a recent date issued by the Secretary of State (or other similar official) of the state or jurisdiction of its incorporation or organization, where applicable; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Effective Date, (A) that (x) attached thereto is a true and complete copy of the organizational documents of such Loan Party as in effect on the Effective Date and that such documents remain in full force and effect or (y) there have been no changes to the organizational documents of such Loan Party since the date the certification in clause (x) was previously made by such Loan Party and (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member) authorizing the execution, delivery and performance of this Agreement and any related Loan Documents and the borrowings hereunder and thereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect.

(g) The Administrative Agent shall have received (and the Administrative Agent may, upon request from any Lender, share any such materials received with such Lender) (i) flood certification(s) from a firm reasonably acceptable to the Administrative Agent covering any buildings (as defined in the Flood Insurance Laws or any regulations or guidance promulgated by the Federal Emergency Management Agency (or any successor agency)) constituting Collateral showing whether or not such buildings are designated as being located in a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency) subject to federal regulation to mandatory flood insurance requirements, (ii) draft Mortgage(s) and exhibits in connection with the acquisition of certain assets from Northern Tier Energy LP and its Subsidiaries, in each case reasonably satisfactory to the Administrative Agent and (iii) draft mortgage modifications and exhibits in connection with Section 6(a), in each case reasonably satisfactory to the Administrative Agent.

(h) The Administrative Agent shall have received a promissory note executed by the Borrower in favor of each Lender requesting, at least two Business Days prior to the Effective Date, a promissory note.

(i) The Borrower shall have consummated the acquisition of certain assets from Northern Tier Energy LP and its Subsidiaries prior to or substantially concurrently with the closing of this Agreement on terms and conditions substantially consistent with those disclosed previously to the Administrative Agent.

(j) The Borrower shall have paid all amounts required pursuant to Section 3.05 of the Credit Agreement in connection with the provision of the Incremental Commitments.

SECTION 5. Post-Effective Date Covenants.

(a) Within 60 days of the Effective Date (or such longer period as permitted by the Administrative Agent in its sole discretion), the Administrative Agent shall have received mortgage modifications with respect to any Mortgaged Property in each case in proper form for recording in the relevant jurisdiction and in a form reasonably satisfactory to the Administrative Agent, all other items reasonably requested by the Administrative Agent that are reasonably necessary to maintain the continuing perfection or priority of the Lien of the Mortgages as security for the Obligations and such other information, instruments and documents as the Administrative Agent (or its counsel) may reasonably request in connection therewith.

(b) Within the time periods permitted above, the Borrower shall have paid or made arrangements to pay all applicable recording taxes, fees, charges, costs and expenses required for the recording of any Collateral Documents or amendments or modifications thereto to be recorded in accordance with this Section 5.

(c) Within 15 days of the Effective Date (or such longer period as permitted by the Administrative Agent in its sole discretion), the Administrative Agent shall have received, on behalf of itself, the Lenders and the L/C Issuer, a customary legal opinion of counsel to Western Refining Pipeline, LLC.

SECTION 6. Effects on Loan Documents.

(a) Except as specifically amended herein, all Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(b) Except as expressly provided herein, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents.

(c) The Borrower and the other parties hereto acknowledge and agree that this Agreement shall constitute a Loan Document.

(d) Each Loan Party hereby (i) acknowledges the existence, validity and enforceability of this Agreement, (ii) confirms and ratifies all of its obligations under the Credit Agreement (immediately after giving effect to this Agreement), the Security Agreement, the Mortgages, each other Collateral Document and the other Loan Documents to which it is a party, including its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of the Security Agreement, the Mortgages, each other Collateral Document and each of the other Loan Documents, in each case, to which it is party, (iii) ratifies and reaffirms the validity, enforceability and perfection of the Liens and security interests granted by it to the Administrative Agent for the benefit of the Secured Parties to secure any of its Obligations (including after giving effect to this Agreement) pursuant to the Collateral Documents to which it is a party and (iv) agrees that such guarantees, pledges, grants of security interests and other obligations, and the terms of the Security Agreement, the Mortgages, each other Collateral Document and each of the other Loan Documents, in each case, to which it is a party, are not impaired or adversely affected in any manner whatsoever and shall continue to be in full force and effect in accordance with their terms. The parties hereto acknowledge and agree that all references to the “Credit Agreement” (or words of similar import) in the Security Agreement, the Mortgages and the other Loan Documents (including each Collateral Document) refer to the Credit Agreement as amended and supplemented by this Agreement.

SECTION 7. Amendments; Execution in Counterparts.

(a) This Agreement shall not constitute an amendment of any other provision of the Credit Agreement not referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Borrower that would require a waiver or consent of the Lenders or the Administrative Agent. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

(b) This Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Borrower, the Administrative Agent, the L/C Issuer, the Incremental Lenders and the other Lenders party hereto; provided that, for the avoidance of doubt, the Credit Agreement may be amended and waived in accordance with the terms and conditions thereof. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic submission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 8. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[Remainder of page intentionally left blank]

Execution Version

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date set forth above.

WESTERN REFINING LOGISTICS, LP

By:	Western Refining Logistics GP, LLC, its general partner

By:	/s/ Jeff A. Stevens
	Name:	Jeff A. Stevens
	Title:	President and Chief Executive Officer

WESTERN REFINING PIPELINE, LLC

By:	/s/ Matthew L. Yoder
	Name:	Matthew L. Yoder
	Title:	Senior Vice President – WNRL

WESTERN REFINING TERMINALS, LLC

By:	/s/ Matthew L. Yoder
	Name:	Matthew L. Yoder
	Title:	Senior Vice President – WNRL

WNRL ENERGY, LLC

By:	/s/ Matthew L. Yoder
	Name:	Matthew L. Yoder
	Title:	Senior Vice President – WNRL

[SIGNATURE PAGE TO INCREASE AGREEMENT – WNRL]

WNRL ENERGY GP, LLC

By:	/s/ Matthew L. Yoder
	Name:	Matthew L. Yoder
	Title:	Senior Vice President – WNRL

WESTERN REFINING WHOLESALE, LLC

By:	/s/ Matthew L. Yoder
	Name:	Matthew L. Yoder
	Title:	Senior Vice President – WNRL

WESTERN REFINING PRODUCT TRANSPORT, LLC

By:	/s/ Matthew L. Yoder
	Name:	Matthew L. Yoder
	Title:	Senior Vice President – WNRL

WNRL FINANCE CORP.

By:	/s/ Matthew L. Yoder
	Name:	Matthew L. Yoder
	Title:	Senior Vice President – WNRL

[SIGNATURE PAGE TO INCREASE AGREEMENT – WNRL]

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Administrative Agent, L/C Issuer, Lender and Incremental Lender

By:	/s/ Andrew Ostrov
Name: Andrew Ostrov
Title: Director

[SIGNATURE PAGE TO INCREASE AGREEMENT – WNRL]

SunTrust Bank, as Lender and Incremental Lender

By:	/s/ Chulley Bogle
Name: Chulley Bogle
Title: Vice President

[SIGNATURE PAGE TO INCREASE AGREEMENT – WNRL]

CREDIT AGRICOLE CORPORATE & INVESTMENT BANK,

as Lender and Incremental Lender

By:	/s/ David Gurghigian
Name: David Gurghigian
Title: Managing Director

By:	/s/ Michael Willis
Name: Michael Willis
Title: Managing Director

[SIGNATURE PAGE TO INCREASE AGREEMENT – WNRL]

UBS AG, Stamford Branch, as Lender and Incremental Lender

By:	/s/ Kenneth Chin
Name: Kenneth Chin
Title: Director

By:	/s/ Darlene Arias
Name: Darlene Arias
Title: Director

[SIGNATURE PAGE TO INCREASE AGREEMENT – WNRL]

Bank of America, N.A. as Lender and Incremental Lender

By:	/s/ Raza Jafferi
Name: Raza Jafferi
Title: Vice President

[SIGNATURE PAGE TO INCREASE AGREEMENT – WNRL]

BARCLAYS BANK PLC, as Lender and Incremental Lender

By:	/s/ Christopher M. Aitkin
Name: Christopher M. Aitkin
Title: Assistant Vice President

[SIGNATURE PAGE TO INCREASE AGREEMENT – WNRL]

PNC BANK, N.A., as Lender and Incremental Lender

By:	/s/ Chris Handler
Name: Chris Handler
Title: Vice President

[SIGNATURE PAGE TO INCREASE AGREEMENT – WNRL]

U.S. BANK NATIONAL ASSOCIATION, as Lender and Incremental Lender

By:	/s/ John C. Springer
Name: John C. Springer
Title: Vice President

[SIGNATURE PAGE TO INCREASE AGREEMENT – WNRL]

The Toronto-Dominion Bank, New York Branch

as Lender and Incremental Lender

By:	/s/ Lexanne Cooper
Name: Lexanne Cooper
Title: Authorized Signatory

[SIGNATURE PAGE TO INCREASE AGREEMENT – WNRL]

ABN AMRO CAPITAL USA LLC, as an Incremental Lender

By:	/s/ Darrell Holley
Name: Darrell Holley
Title: Managing Director

By:	/s/ Casey Lowary
Name: Casey Lowary
Title: Executive Director

Initial Notice Address:

100 Park Avenue, 17th Floor

New York, New York 10017

[SIGNATURE PAGE TO INCREASE AGREEMENT – WNRL]

The Bank of Tokyo-Mitsubishi UFJ, Ltd., as an Incremental Lender

By:	/s/ Todd Vaubel
Name: Todd Vaubel
Title: Vice President

Initial Notice Address:

Dolores Ruland – Loan Operations Dept.
BTMU Operations Office for the Americas
The Bank of Tokyo-Mitsubishi UFJ, Ltd.
1251 Avenue of the Americas, 12th Floor
NEW YORK, NY 10020-1104

Telephone No.:	201-413-8629
Fax Nos.:	201-521-2304
201-521-2305

[SIGNATURE PAGE TO INCREASE AGREEMENT – WNRL]

JPMORGAN CHASE BANK, N.A., as an Incremental Lender

By:	/s/ Anson Williams
Name: Anson Williams
Title: Authorized Signatory

Initial Notice Address:

712 Main St., 8th Floor North

Houston, Texas 77002

[SIGNATURE PAGE TO INCREASE AGREEMENT – WNRL]

Deutsche Bank AG New York Branch, as Lender and Incremental Lender

By:	/s/ Benjamin South
Name: Benjamin South
Title: Vice President

By:	/s/ Peter Cucchiara
Name: Peter Cucchiara
Title: Vice President

[SIGNATURE PAGE TO INCREASE AGREEMENT – WNRL]

GOLDMAN SACHS BANK USA, as Lender and Incremental Lender

By:	/s/ Josh Rosenthal
Name: Josh Rosenthal
Title: Authorized Signatory

[SIGNATURE PAGE TO INCREASE AGREEMENT – WNRL]

Execution Version

SCHEDULE 1

TO INCREASE AGREEMENT

INCREMENTAL COMMITMENTS

Name of Incremental Lender	Incremental Commitments
Wells Fargo Bank, National Association		$8,125,000
SunTrust Bank		$8,125,000
Credit Agricole Corporate & Investment Bank		$8,125,000
UBS AG, Stamford Branch		$8,125,000
Bank of America, N.A.		$7,500,000
Barclays Bank PLC		$7,500,000
PNC BANK, N.A.		$7,500,000
U.S. Bank National Association		$7,500,000
The Toronto-Dominion Bank, New York Branch		$32,500,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.		$32,500,000
ABN AMRO Capital USA LLC		$32,500,000
JPMorgan Chase Bank, N.A.		$30,000,000
DEUTSCHE BANK AG, NEW YORK BRANCH		$5,000,000
Goldman Sachs Bank USA		$5,000,000

	Total: $	200,000,000

SCHEDULE 1 TO INCREASE AGREEMENT

SCHEDULE 2

TO INCREASE AGREEMENT

Name of Lender	Commitment		Applicable Percentage
Wells Fargo Bank, National Association		$44,625,000	8.925%
SunTrust Bank		$44,625,000	8.925%
Credit Agricole Corporate & Investment Bank		$44,625,000	8.925%
UBS AG, Stamford Branch		$41,125,000	8.225%
Bank of America, N.A.		$32,500,000	6.500%
Barclays Bank PLC		$32,500,000	6.500%
PNC BANK, N.A.		$32,500,000	6.500%
U.S. Bank National Association		$32,500,000	6.500%
The Toronto-Dominion Bank, New York Branch		$32,500,000	6.500%
The Bank of Tokyo-Mitsubishi UFJ, Ltd.		$32,500,000	6.500%
ABN AMRO Capital USA LLC		$32,500,000	6.500%
JPMorgan Chase Bank, N.A.		$30,000,000	6.000%
DEUTSCHE BANK AG, NEW YORK BRANCH		$20,000,000	4.000%
Goldman Sachs Bank USA		$20,000,000	4.000%
Comerica Bank		$15,000,000	3.000%
Credit Suisse AG, Cayman Islands Branch		$12,500,000	2.500%

	Total: $	500,000,000	100.0%

SCHEDULE 2 TO INCREASE AGREEMENT

SCHEDULE 3

TO INCREASE AGREEMENT

For the Fiscal Quarter/Year ended                     , 20        (“Financial Statement Date”)

SCHEDULE 2

to the Compliance Certificate

in accordance with the Agreement

($ in 000’s)

I. Section 7.11(a) – Consolidated Interest Coverage Ratio.

A. Consolidated EBITDA for the Measurement Period:

1.	Consolidated Net Income for the Measurement Period:	$

2.	Consolidated Interest Charges for the Measurement Period	$

3.	Federal, state, local and foreign income taxes payable for the Measurement Period (without duplication, net of, Federal, state, local and foreign income tax credits):	$

4.	Depreciation and amortization expense for the Measurement Period:	$

5.	Non-cash compensation expenses and charges	$

6.	Unrealized net losses in the fair market value of any Swap Contract	$

7.	Other non-cash items reducing Consolidated Net Income for the Measurement Period:	$

8.	Fees and expenses incurred in connection with the Transactions	$

9.	Fees and expenses incurred in connection with the proposed or consummated incurrence of any Indebtedness permitted by Section 7.02 or the proposed or consummated making of any Investment (including any Permitted Acquisition) permitted by Section 7.03[1]	$

10.	Unrealized net gains in the fair market value of any Swap Contract	$

11.	Non-cash items increasing Consolidated Net Income for the Measurement Period:	$

12.	Consolidated EBITDA prior to giving effect to any pro forma adjustments detailed in clause (13) below, (Lines I.A.1 + I.A.2 +I.A.3 + I.A.4 + I.A.5 + I.A.6 + I.A.7 + I.A.8 + I.A.9 - I.A.10 - I.A.11):	$

13.	Adjustments to give pro forma effect to a Material Disposition or a Material Acquisition (and any incurrence or repayment of Indebtedness in connection therewith, other than ordinary course fluctuations in the drawn amount of revolving credit facilities)[2]	$

[1]	The aggregate amount of adjustments included in this clause (9) shall not exceed the greater of (A) $10,000,000 and (B) 10% of Consolidated EBITDA for the most recent Measurement Period (calculated without regard to such addition), in each case during any fiscal year.
[2]	In the case of a Material Acquisition, may reflect (A) pro forma adjustments to the extent permitted to be reflected in pro forma financial statements prepared in accordance with Article 11 of Regulation S-X under the Securities Exchange Act of 1934 or (B) other adjustments satisfactory to the Administrative Agent in its sole discretion.

SCHEDULE 3 TO INCREASE AGREEMENT

14.	Consolidated EBITDA after giving effect to any pro forma adjustments detailed in clause (13) above, (Lines I.A.12 + I.A.13)[3]	$

B. Consolidated Interest Charges (Line I.A.2):		$

C. Consolidated Interest Coverage Ratio (Line I.A.14 ÷ Line I.B)		to 1.00
Minimum Required:		2.50 to 1.00

II. Section 7.11(b) – Consolidated Total Leverage Ratio.

A. Consolidated Funded Indebtedness as of the Financial Statement Date:

1.	Consolidated Funded Indebtedness as of the Financial Statement Date:	$

2.	Unrestricted cash and Cash Equivalents as of the Financial Statement Date:[4]	$

3.	Consolidated Funded Indebtedness (Line II.A.1 – Line II.A.2):	$

B. Consolidated EBITDA for the Measurement Period (Line I.A.14):		$

C. Consolidated Total Leverage Ratio (Line II.A.3 ÷ Line II.B):		to 1.00
Maximum Permitted under Section 7.11(b):		4.50 to 1.00[5]

III. Section 7.11(c) – Consolidated Senior Secured Leverage Ratio.

A. Consolidated Senior Secured Indebtedness:

1.	Consolidated Funded Indebtedness as of the Financial Statement Date (Line II.A.3):	$

2.	Consolidated Funded Indebtedness that is not secured by a Lien as of the Financial Statement Date:	$

3.	Unrestricted cash and Cash Equivalents as of the Financial Statement Date:[6]

4.	Consolidated Senior Secured Indebtedness (Line III.A.1 – Line III.A.2 – Line III.A.3):	$

B. Consolidated EBITDA (Line I.A.14):		$

C. Consolidated Senior Secured Leverage Ratio (Line III.A.4 ÷ Line III.B.):		to1.00
Maximum Permitted under Section 7.11(c):		3.50 to 1.00

[3]	Additions to Consolidated Net Income are only to the extent deducted in the calculation thereof and deductions to Consolidated Net Income are only to the extent included in the calculation thereof.
[4]	Not to exceed $20,000,000.
[5]	Increases to 5.00 to 1.00 for any Measurement Period for which the Borrower has elected the Step-Up (as described in Section 7.11(b) of the Credit Agreement).
[6]	Not to exceed $20,000,000.

SCHEDULE 3 TO INCREASE AGREEMENT